Mayer Hoffman McCann P.C.
13500 Evening Creek Drive N. ■ Suite 450 ■ San Diego, CA 92128
Main: 858.795.2000 ■ Fax: 858.795.2001 ■ www.mhmcpa.com

May 27, 2022

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Commissioners:

We have read Item 4.01 of Mitek Systems, Inc.'s Form 8-K dated May 27, 2022, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with other statements made by the registrant contained in Item 4.01.

Very truly yours,

Mayer Hoffman McCann P.C.

San Diego, California